                                                                   EXHIBIT 10.29




THE SECURITIES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL OR COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                        LONG DISTANCE INTERNATIONAL INC.,

                              A FLORIDA CORPORATION

                               WARRANT CERTIFICATE

              Class B Bridge Loan Warrant to Purchase Common Stock
              ----------------------------------------------------

                  Long Distance International Inc., a Florida Corporation (the "Company"), hereby certifies that, for value received, World Access, Inc., a Delaware corporation, with offices at Resurgens Plaza - Suite 2210, 945 East Paces Ferry Road, Atlanta, Georgia 30326 (the "Holder"), is entitled to purchase from the Company [number]1 of fully paid, validly issued and non-assessable shares of common stock, par value $0.001 per share, of the Company ("Common Stock") at an exercise price of $0.001 per share (the "Exercise Price") at any time or from time to time from and after the Initial Exercise Date up to and including October 19, 2004. This Warrant shall automatically become null and void and of no further force and effect in the event the loans outstanding under the Term Loan Agreement dated as of the date hereof (the "Loan Agreement"), among the Holder, LDI Acquisition Sub Inc., Long Distance International Inc., the lenders party thereto (the "Lenders"), and Frederick A. DeLuca, as collateral agent for the Lenders, are repaid in full on or prior to February 19, 2000 (the "Early Payment Date"). In the event of such repayment, the Holder shall deliver this Warrant Certificate to the Company marked "void".

                  This Warrant is one of a series of warrants designated the Class B Bridge Loan Warrants to Purchase Common Stock ("Class B Warrants") and has been issued with a companion warrant in a series designated the Class A Bridge Loan Warrants to Purchase



-------------------

         (1) This number ("ws") will be determined in accordance with the following formula:

                            P
                    WS = (-----)(OS) - A
                          1 - P

                  p = the product of (a) 0.50, multiplied by (b) the quotient of the amount of the Term Loan made by the Holder divided by $40 million,

                  os = 87,805,999, the number of outstanding shares of the Company on a fully diluted basis immediately prior to the initial closing under the Term Loan Agreement.

                  A = The number of shares subject to the Class A Warrant issued as a companion to this Class B Warrant.

Common Stock ("Class A Warrants"). The Class B Warrants and the Class A Warrants are being issued to the initial holders thereof pursuant to the Loan Agreement, as additional consideration for, and as an inducement to make, the Term Loans (as defined in the Loan Agreement). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as provided herein.

                  Section 1. EXERCISE OF WARRANT. Subject to the second sentence of the introductory paragraph of this Warrant, this Warrant may be exercised in whole or in part at any time or from time to time on or after the Initial Exercise Date of this Warrant; provided, however, that if the day of exercise is a day on which banking institutions in the State of Florida are authorized by law to close, then the exercise by the Holder shall be deemed to take place on the next succeeding day that is not such a bank closing day. The Initial Exercise Date shall, subject to the second sentence of the introductory paragraph of this Warrant, mean the date on which the first to occur of the following events has occurred: (a) the sixteenth month anniversary date of the original issuance of this Warrant Certificate; (b) the date the Company consummates an initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933; (c) the date the Company consummates a sale of all or a substantial portion of the business of the Company and its consolidated subsidiaries taken as a whole, whether by way of merger, consolidation, sale of assets or sale of capital stock; (d) the date a bankruptcy petition is filed by or against the Company, LDI Acquisition Sub Inc. or a material operating subsidiary of LDI Acquisition Sub Inc.; (e) the effective date of a waiver under the Indenture, dated as of April 13, 1998 (the "Indenture"), pursuant to which the Company's 12 1/4% Senior Notes Due 2008 were issued, the effect of which waiver would be to waive the requirement that the Company repurchase the Notes pursuant to Section 4.12 of the Indenture because of a Change of Control (as defined in the Indenture); (f) the date on which the exercise of all Class A Warrants and all Class B Warrants would not result in a Change of Control; (g) the date on which a Change of Control under the Indenture occurs for a reason other than an exercise of any of the Class A Warrants or Class B Warrants issued under the Term Loan Agreement and a waiver with respect thereto described in clause (e) above is not obtained; and (h) the date on which Clifford Friedland and David Glassman cease to be directors of the Company (other than by reason of their death or disability) or beneficially own in the aggregate less than 5,000,000 shares of the Common Stock; PROVIDED, THAT, notwithstanding the foregoing, in no event shall the Initial Exercise Date be earlier than the Early Payment Date. This Warrant shall be exercised by presentation and surrender of this Warrant to the Company at its principal office, with the Exercise Form annexed hereto as EXHIBIT A duly executed by the Holder, accompanied by payment in full of an amount equal to the product of the number of shares of Common Stock being purchased by the Holder hereunder and one-tenth of one cent ($0.001). Payment for such shares shall be made to the Company in U.S. dollars in cash, by wire transfer or by certified or official bank check payable to the order of the Company. Promptly after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Common Stock issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, promptly execute and deliver a new Warrant, in substantially the form of this Warrant, evidencing the rights of the Holder thereof to purchase the balance of the Common Stock purchasable hereunder. Upon the last to occur of receipt by the Company of this Warrant at its office in proper form for exercise, together with a duly executed Exercise Form, and receipt by the Company of full payment of the exercise price for the shares of Common Stock then being purchased hereunder, in accordance with the terms hereof, (i) the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder, and (ii) such shares of Common Stock shall be fully paid and non-assessable and free from all preemptive rights of any shareholder and all taxes, liens and charges, with respect to the issue thereof. The Company shall pay any stamp or issue taxes payable in connection with issuance of Common Stock under this Warrant.

                  Section 2. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash (rounded to the nearest cent) equal to such fraction multiplied by one-tenth of one cent ($0.001) provided such amount is no less than one cent.

                  Section 3. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant (including any reasonable written certification that the Company may require), and (in the case of loss, theft or destruction) of an agreement indemnifying the Company in a form reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like terms and date.

                  Section 4. RIGHTS OF THE HOLDER. This Warrant shall not entitle the Holder hereof to any voting or other rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant, and except in connection with Common Stock that the Holder purchases as provided herein. No provision of this Warrant, in the absence of the purchase by the Holder of Common Stock hereunder, shall give rise to any liability of such Holder for the exercise price or as a shareholder of the Company, whether to the Company or creditors of the Company. The shares of Common Stock issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

and shall bear all legends as required pursuant to the other agreements to which such Holder and the Company are a party. Any holder of any such certificate or instrument bearing the foregoing legend shall be entitled to promptly receive from the Company, without expense, a new certificate or instrument of identical tenor representing the same kind of securities and the same number or other amount thereof not bearing such legend if such securities shall have been effectively registered under the Act and are sold or otherwise disposed of in accordance with the intended method of disposition by the seller thereof set forth in the registration statement, or such securities may be freely transferred by such holder by reason of an exemption from registration under the Act, or such legend otherwise is not required in order to ensure compliance with the Act. The opinion of Loeb & Loeb LLP or other legal counsel selected by such holder and reasonably satisfactory to the Company with respect to any of the foregoing or with respect to any question concerning whether any proposed transfer of any shares of common stock would violate the Act, shall be sufficient to determine the issue.

                  Section 5. ADJUSTMENTS.

                  (a) ADJUSTMENT OF PRICE AND NUMBER OF COMMON STOCK. The initial Exercise Calculation Price per share shall be one-tenth of one cent ($0.001). The Exercise Calculation Price shall be subject to adjustment from time to time as provided in Section 5(b), (c) and (h). Upon each adjustment, the Holder shall thereafter be entitled to purchase, at one-tenth of one cent ($0.001), the number of shares of Common Stock obtained by multiplying the Exercise Calculation Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, and dividing the product thereof by the Exercise Calculation Price resulting from such adjustment.

                  (b) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the date of this Warrant (the "Commitment Date") effects a subdivision of the outstanding Common Stock of the Company, the Exercise Calculation Price then in effect immediately before that subdivision shall be proportionately decreased; and conversely, if the Company at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Calculation Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (c) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Calculation Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Calculation Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (d) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities (including options or warrants for Common Stock) of the Company other than shares of Common Stock, then and in each such event provision shall be made by the Company so that the Holder of this Warrant shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised to purchase Common Stock immediately before the time of such issuance or the close of business on such record date and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder, and subject to further adjustment as provided herein.

                  (e) ADJUSTMENTS FOR THE RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
5), then and in any such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant and receive the kind and amount of stock and other securities and property receivable, upon such recapitalization, reclassification or other change, which the Holder would have received had this Warrant been exercised to purchase Common Stock immediately before the time of such recapitalization, reclassification or change, and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder, and subject to further adjustment as provided herein. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder hereof after the reorganization, merger, consolidation or sale to the end that the provision of this Section 5 (including adjustment of the Exercise Calculation Price then in effect and the number of shares purchasable upon exercise hereof) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (f) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company's properties and assets to any other person or entity, then as part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of the Warrant the number of shares of stock or other securities or property which the Holder would have received had this Warrant been exercised to purchase Common Stock immediately before the time of such capital reorganization, merger, consolidation or sale, and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder, and subject to further adjustment as provided herein. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder hereof after the reorganization, merger, consolidation or sale to the end that the provision of this Section 5 (including adjustment of the Exercise Calculation Price then in effect and the number of shares purchasable upon exercise hereof) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (g) OTHER ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                      (i) In case the Company shall, at any time after the date hereof and in connection with an equity investment in or a loan to the Company and/or LDI Acquisition Sub Inc., (a "SUBSEQUENT FINANCING") issue or sell any shares of Common Stock and/or any options, rights or warrants to subscribe for shares of Common Stock ("NEW SHARES"), then the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in accordance with, and subject to, the following provisions: (A) The number of additional shares of Common Stock issuable upon exercise of this Warrant shall be determined in accordance with the following formula:

X=               (WS) (NS)
                 ---------
                 OS

X = The number of additional shares of Common Stock issuable upon exercise of this Warrant

WS = The number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the issuance or sale of New Shares.

NS = The number of shares of Common Stock issued or sold giving rise to the adjustment pursuant to this Section 5(g) , and/or the maximum number of Shares of Common Stock issuable upon exercise, conversion or exchange of the Rights issued or sold giving rise to the adjustment pursuant to this Section 5(g).

OS =             87,805,999

                  (B) Upon the expiration of any rights, options, warrants or convertible or exchangeable securities for which an adjustment was made hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only rights, options, warrants or convertible or exchangeable securities so issued were the rights, options, warrants or convertible or exchangeable securities, if any, actually exercised, converted or exchanged and (ii) such rights, options, warrants or convertible or exchangeable securities, if any, were exercised, converted or exchanged for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or convertible or exchangeable securities whether or not exercised, converted or exchanged.

                  (C) Except as set forth below, "NEW SHARES" shall mean any shares of Common Stock or Rights issued or sold or proposed to be issued or sold by the Company on or after the initial issue date (the "Initial Issue Date") of the initial Class A Warrants and Class B Warrants under the Term Loan Agreement. "NEW SHARES" does not include (i) the Class A Warrants and the Class B Warrants issued and sold by the Company or any shares of Common Stock issued upon exercise of any thereof, (ii) shares of Common Stock or Rights issued in consideration of the acquisition of all or any portion of a business as a going concern, whether such acquisition shall be effected by a purchase of assets, exchange of securities, merger, consolidation, reorganization or otherwise,
(iii) shares of Common Stock or Rights offered or proposed to be offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, or to any underwriter of any such offering, (iv) shares of Common Stock or Rights issued in connection with any stock split or stock dividend by the Company, (v) shares of Common Stock or Rights which the Company and the holders of at least 50% of the issued and outstanding shares issuable upon exercise of the Class B Warrants agree in writing at any time and from time to time should not be subject to the provisions of this Section 5(g); (vi) stock options granted to the Company's directors, officers, employees, consultants and independent contractors pursuant to bona fide stock option or employee benefit plans of the Company approved by a majority of either the Board of Directors of the Company or committee of the Board of Directors of the Company delegated to perform such function, or shares of Common Stock issued upon exercise thereof,
(vii) shares of Common Stock issued upon exercise of Rights outstanding on the Initial Issue Date, or (viii) shares of Common Stock issued upon exercise, exchange or conversion of any Rights referred to in any preceding clause of this sentence. No adjustment in the number of shares of Common Stock issuable or issued upon exercise, exchange or conversion of any of the Rights referred to in the immediately preceding sentence by reason of original provisions thereof which provide for an automatic adjustment upon the occurrence of specified events shall be deemed to be an issuance or proposed issuance of New Shares. For the purposes of the definition of "New Shares", the term "Rights" shall mean any options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire Common Stock or other Rights to subscribe for purchase or otherwise acquire Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.


                      (ii) The adjustments provided for in this Section 5(g) shall be made for all Subsequent Financings to the extent the aggregate gross proceeds thereof do not exceed the difference of $40,000,000 less the aggregate amount of Term Loans made by the Holder on the date of original issuance and by all other holders of Class A Warrants and Class B Warrants on or prior to such date.

                  (h) ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Exercise Calculation Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant, the Company, at its expense, reasonably promptly after such adjustment or readjustment, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and to prepare a statement showing such adjustment or readjustment, and shall mail such statement, by first class mail, postage prepaid, to the Holder of this Warrant at the Holder's address as shown in the Company's books and records. The statement shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                  Section 6. RESERVATION AND ISSUANCE OF COMMON STOCK

                  The Company shall at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, the number of shares of Common Stock deliverable upon exercise of this Warrant, and the shares of Common Stock issued upon exercise of this Warrant and full payment therefor in accordance with the provisions hereof shall be validly issued, fully paid, non-assessable and free of preemptive rights.

                  Section 7. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise under the terms of this Warrant.

                  Section 8. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, acquisition, business combination, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company:

                  (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise; and

                  (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant from time to time outstanding.

                  Section 9. OTHER NOTICES. In case at any time:

                  (a) The Company shall declare any cash dividend on its Common Stock;

                  (b) The Company shall pay any dividend payable in capital stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (c) The Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

                  (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another person or entity;

                  (e) There shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                  (f) The Company proposes to take any other action or an event occurs which would require an adjustment pursuant to Section 5;

then, in any one or more of said cases, the Company shall give written notice, addressed to the Holder at the address of such Holder as shown on the books of the Company within three business days thereafter.

                  Section 10. GOVERNING LAW AND JURISDICTION. This Warrant shall be governed by and interpreted under the law of the State of New York applicable to contracts negotiated, entered into and to be performed solely in that State, without regard to the choice or conflicts of law principles of such State.

                  Section 11. SEVERABILITY. If any part of this Warrant is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, then the unenforceable, invalid or conflicting part shall be narrowed or replaced, to the extent possible, with a construction in such jurisdiction that effectuates the intent of the parties regarding this Warrant and the unenforceable, invalid or conflicting part. Notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Warrant, the remaining parts shall be valid, enforceable and binding on the parties.

                  Section 12. BINDING EFFECT. This Warrant shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective permitted successors or assignees. Any Holder and its permitted successors and assignees shall be deemed to be a Holder as defined and provided for in this Warrant.

                  Section 13. REGISTER; ASSIGNMENT. The Holder may assign or transfer all or any portion of this Warrant in compliance with the terms hereof. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any

Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable by reason of any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrants (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person unless it receives an opinion from counsel reasonably satisfactory to it that such transfer complies with the provisions of the Act, and the rules and regulations thereunder.

                  Section 14. AMENDMENT; WAIVER. This Warrant may be amended only by a writing signed by the parties hereto. Neither any failure nor any delay on the part of any party to this Warrant in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of any such party, unless such waiver is made by a writing executed by such party and delivered to the other party, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party to this Warrant.

                  Section 15. NOTICES.

                  (a) All notices permitted or required hereunder shall be in writing and shall be delivered by hand, by leading nationwide overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Company or the Holder, as the case may be, at the addresses set forth below:

                  If to the Company:

                  Long Distance International Inc.
                  4150 SW 28th Way
                  Ft. Lauderdale, Florida  33312
                  Facsimile: (954) 524-5110
                  Attention: Chief Financial Officer

                  with a copy to:
                  Attention:  General Counsel
                  with a copy to:

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, New York  10154
                  Facsimile: (212) 407-4990
                  Attention: David S. Schaefer, Esq.

                  If to the Holder:

                  World Access, Inc.
                  Resurgens Plaza - Suite 2210
                  945 East Paces Ferry Road
                  Atlanta, Georgia 30326
                  Facsimile:  404-233-2280
                  Attention:  W. Tod Chmar

                  with a copy to:

                  Long Aldridge & Norman
                  303 Peachtree Street, Sutie 5300
                  Atlanta, Georgia 30308
                  Facsimile:  404-527-41989
                  Attention:  Wayne N. Bradley, Esq.

                  (b) Notices given by mail shall be deemed effective on the date shown on the proof of receipt of such mail. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified above by written notice to the other parties hereto.

                  Section 16. [INTENTIONALLY OMITTED]

                  Section 17. ENTIRE AGREEMENT. This Warrant and the exhibit attached hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter, and each party acknowledges that there are no other representations or warranties regarding the subjects addressed in this Warrant or such related instruments given to the other party other than as expressly set forth herein and therein.

                  Section 18. HEADINGS. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Warrant.

                  IN WITNESS WHEREOF, the undersigned has executed this Warrant as of October 19, 1999.

                                       LONG DISTANCE INTERNATIONAL INC.

                                       By: /s/ David R. Hess
                                          ------------------------------
                                          David R. Hess
                                          Chief Executive Officer








































                  SIGNATURE PAGE TO CLASS B BRIDGE LOAN WARRANT

                                    EXHIBIT A

                                  EXERCISE FORM
                                  -------------

             For Exercise of Class B Bridge Loan Warrant to Purchase

                Common Stock of Long Distance International Inc.

                  The undersigned Warrant Holder (the "Holder") hereby elects to exercise the right, represented by the Warrant Certificate dated __________ to which this Exercise Form is annexed (the "Warrant"), to purchase ________ shares of common stock of Long Distance International Inc. (the "Company"), par value $0.001 per share ("Common Stock"), for a purchase price of $0.001 per share, and tenders payment in full for such Common Stock with this form in the amount of $_______ in accordance with the terms of the Warrant. The undersigned requests that the Company issue and register a certificate representing such shares of Common Stock in the name of the Holder and deliver such certificate to the address set forth below.

                  If the portion of the Common Stock purchased on their exercise of the Warrant is less than all of the Common Stock purchasable under the Warrant, then the undersigned requests that a new Warrant certificate representing the balance of the Common Stock as to which the Warrant is not exercised be issued by the Company to the Holder and be delivered to the address set forth below.

----------------------------------------------

----------------------------------------------

----------------------------------------------

Date: ----------------------------------------

                                              WARRANT HOLDER

                                              By:
                                                 --------------------------
                                                 Name:
















                                       13